Exhibit (h)(1)(b) Amended Appendix A to the Fund Accounting and Administration Agreement between the Registrant and ALPS

APPENDIX A

TO THE FUND ACCOUNTING AND ADMINISTRATION AGREEMENT

DATED SEPTEMBER 7, 2006

Forward International Equity Fund*

Investor Class

Forward Hoover Small Cap Equity Fund*

Investor Class

Institutional Class

Class A

Forward Hoover Mini-Cap Fund*

Investor Class

Institutional Class

Forward Global Emerging Markets Fund*

Investor Class

Institutional Class

Forward International Small Companies Fund*

Investor Class

Institutional Class

Class A

Forward Progressive Real Estate Fund*, #

Investor Class

Forward Large Cap Equity Fund***

Investor Class

Institutional Class

Class A

Forward Long/Short Fund***, +

Class A

Forward Legato Fund*

Institutional Class

Class A

Sierra Club Stock Fund*

Investor Class

Class A

Sierra Club Equity Income Fund*

Investor Class

Forward Emerald Growth Fund**

Class A

Class C

Forward Emerald Banking and Finance Fund**

Class A

Class C

Forward Emerald Opportunity Fund**

Class A

Class C

*	This Agreement applies to these Funds as of March 1, 2006.

**	This Agreement applies to these Funds as of September 12, 2005.

***	This Agreement applies to this Fund as of September 7, 2006.

+	Registration Statement for the Forward Long/Short Credit Fund to be filed by subsequent amendment.

#	Name change effective October 30, 2006; formerly known as the Forward Uniplan Real Estate Investment Fund.